                                                                    Exhibit 99.2


               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         The following unaudited pro forma combined financial information is based upon the historical consolidated financial statements of Safeway Inc. ("Safeway") included in Safeway's Annual Report on Form 10-K for the fiscal year ended December 28, 1996 and The Vons Companies, Inc. ("Vons") which are filed herewith as Exhibit 99.1 to this Form 8-K/A, and should be read in conjunction with those consolidated financial statements and related notes. The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the merger of SSCI Merger Sub, Inc., a Michigan corporation and an indirect wholly owned subsidiary of Safeway, with and into Vons with Vons as the surviving corporation and thereby becoming a wholly owned subsidiary of Safeway ("the Merger") as a purchase. Under purchase accounting, the purchase cost will be allocated to acquired assets and liabilities based on their relative fair values at the effective time of the Merger, April 8, 1997, based on valuations and other studies which are not yet complete. The purchase price exceeds the fair value of the net assets acquired. This difference has been allocated to goodwill which will be amortized over forty years. Such allocations are subject to final determination based on real estate, leasehold and equipment valuation studies and a review of the books, records and accounting policies of Vons. These studies are expected to be completed before the end of fiscal 1997. Accordingly, the final allocations will be different from the amounts reflected herein. However, based on current information, management does not presently expect the final allocations to differ materially from the amounts presented herein.

         The unaudited pro forma combined statements of income for the year ended December 28, 1996 (December 29, 1996 for Vons) give effect to (i) the acquisition of Vons applying the purchase method of accounting and (ii) Safeway's repurchase (the "Repurchase") of 32.0 million shares of common stock from a partnership controlled by an affiliate of Kohlberg Kravis Roberts & Co. ("KKR") as if these transactions were consummated on the first day of fiscal 1996.

         The unaudited pro forma combined balance sheet presents the combined financial position of Safeway and Vons as of December 28, 1996 for Safeway and December 29, 1996 for Vons. The unaudited pro forma combined balance sheet reflects (i) the acquisition of Vons applying the purchase method of accounting and (ii) the Repurchase as if these transactions were consummated on December 28, 1996.

         The unaudited pro forma combined financial statements are not necessarily indicative of the results of operations or the financial position of Safeway had the Merger or the Repurchase been consummated on the days discussed above, nor do these statements purport to represent the expected results for future periods. No pro forma adjustments were made to reflect any operational efficiencies that could be derived as a result of the Merger.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                                 YEAR ENDED 1996
                      (in millions, except per share data)


                                                        Safeway           Vons          Pro Forma           Pro Forma
                                                      Historical       Historical      Adjustments          Combined
                                                      -----------      ----------      -----------         -----------
Sales                                                 $  17,269.0      $  5,407.4      $  (51.4)(1)        $  22,625.0
Costs of goods sold                                     (12,494.8)       (4,032.7)        317.5 (1)(2)       (16,210.0)
                                                      -----------      ----------      --------            -----------

     Gross profit                                         4,774.2         1,374.7         266.1                6,415.0

Operating and administrative expense                     (3,882.5)       (1,133.6)       (294.5)(2)(3)        (5,310.6)
                                                      -----------      ----------      --------            -----------

     Operating profit                                       891.7           241.1         (28.4)               1,104.4

Interest expense                                           (178.5)          (55.6)        (82.6)(4)             (316.7)
Equity in earnings of unconsolidated affiliates              50.0            --           (31.2)(5)               18.8
Other income, net                                             4.4                          --                      4.4
                                                      -----------      ----------      --------            -----------

     Income before taxes                                    767.6           185.5        (142.2)                 810.9

Income taxes                                               (307.0)          (80.8)         40.2 (6)             (347.6)
                                                      -----------      ----------      --------            -----------

Net income                                            $     460.6      $    104.7      $ (102.0)           $     463.3
                                                      ===========      ==========      ========            ===========


 Earnings per common share and common
      share equivalents:
          Primary                                     $      1.94      $     2.34                          $      1.86
                                                                       ==========
          Fully diluted                                      1.93          N.A.                            $      1.86

Weighted average common shares and
      common share equivalents:
          Primary                                           237.8            44.8         (34.0)(7)              248.6
                                                                       ==========
          Fully diluted                                     238.4          N.A.            11.2 (7)              249.6


  See accompanying notes to unaudited pro forma combined financial information.

                          UNAUDITED PRO FORMA COMBINED
                                  BALANCE SHEET
                                  (in millions)

                                                                Dec. 28, 1996  Dec. 29, 1996
                                                                   Safeway          Vons         Pro Forma              Pro Forma
                                                                  Historical     Historical     Adjustments             Combined
                                                                -------------  -------------    -----------             ---------
 ASSETS
 Current Assets:
         Cash and equivalents                                      $   79.7       $    9.3                              $   89.0
         Receivable                                                   160.9           45.0                                 205.9
         Merchandise inventories                                    1,283.3          335.3      $    24.3 (8)            1,642.9
         Prepaid expense and other                                    130.5           75.3                                 205.8
                                                                   --------       --------      ---------               --------
            Total Current Assets                                    1,654.4          464.9           24.3                2,143.6
 Property, net                                                      2,756.4        1,194.2                               3,950.6
 Goodwill                                                             312.5          467.8        1,212.2 (8)(10)(11)    1,992.5
 Prepaid pension                                                      328.7            6.4           (6.7)(8)              328.4
 Investment in unconsolidated affiliates                              362.4             --         (286.4)(9)(10)           76.0
 Other assets                                                         130.8           52.1                                 182.9
                                                                   --------       --------      ---------               --------
              Total assets                                         $5,545.2       $2,185.4      $   943.4               $8,674.0
                                                                   ========       ========      =========               ========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
         Current maturities of long-term debt and
            capital lease obligations                              $  255.7       $  154.9                              $  410.6
         Accounts payable                                           1,153.1          339.2           25.0 (11)           1,517.3
         Accrued salaries and wages                                   231.2          265.7                                 496.9
         Other                                                        390.0             --                                 390.0
                                                                   --------       --------      ---------               --------
            Total current liabilities                               2,030.0          759.8           25.0                2,814.8
 Notes, debentures and capital lease
    obligations                                                     1,728.5          349.8        1,376.0 (12)           3,454.3
 Deferred income taxes                                                223.8          131.7          (23.0) (8)             332.5
 Accrued claims and other                                             376.1          205.7          (25.7) (8)             556.1
                                                                   --------       --------      ---------               --------
            Total liabilities                                       4,358.4        1,447.0        1,352.3                7,157.7
 Contingencies
 Stockholders' equity
         Common stock                                                   2.2            4.4           (4.0)(11)               2.6
         Additional paid in capital                                   750.3          353.4        1,339.6 (11)           2,443.3
         Unexercised warrants purchased                              (322.7)            --                                (322.7)
         Treasury stock                                                  --             --       (1,376.0)(12)          (1,376.0)
         Cumulative translation adjustment                             12.0             --                                  12.0
         Retained earnings                                            745.0          380.6         (368.5)(9)(11)          757.1
                                                                   --------       --------      ---------               --------
            Total stockholders' equity                              1,186.8          738.4         (408.9)               1,516.3
                                                                   --------       --------      ---------               --------
               Total liabilities and stockholders' equity          $5,545.2       $2,185.4      $   943.4               $8,674.0
                                                                   ========       ========      =========               ========


See accompanying notes to unaudited pro forma combined financial information.

                          NOTES TO UNAUDITED PRO FORMA
                         COMBINED FINANCIAL INFORMATION


The following table sets forth the determination and preliminary allocation of the estimated purchase price based on a market value of $38.50 per share of Safeway common stock. This market value is based on the average of the closing market price of Safeway common stock for three days, beginning the day before the Merger was announced and ending the day following the Merger announcement.

                                                                               (in millions)
Merger exchange of shares (41.6 million shares of Safeway common stock in exchange for 29.2 million shares of Vons common stock not owned by
   Safeway immediately prior to the Merger)                                       $1,602.5
Value of Vons stock options assumed
   by Safeway
                                                                                      90.3
Estimated transaction costs and expenses
                                                                                      25.6
Estimated purchase price of Vons stock
   not owned by Safeway immediately
   prior to the Merger                                                             1,718.4
Safeway's equity investment in Vons                                                  298.6
                                                                                  --------
Estimated purchase price                                                          $2,017.0
                                                                                  ========


The preliminary allocation of the estimated purchase price is as follows:

Current assets                                                                    $  489.2
Property, plant and equipment
                                                                                   1,194.2
Prepaid pension and other assets                                                      51.8
Current liabilities (except current
   maturities of long-term debt
   and capital lease obligations)                                                   (604.9)
Notes, debentures, and capital
   lease obligations                                                                (504.7)
Other noncurrent liabilities
                                                                                    (288.7)
Goodwill
                                                                                   1,680.1
                                                                                  --------
                                                                                  $2,017.0
                                                                                  ========

1. To eliminate the sale of products from Safeway to Vons of $51.4 million in 1996.

2. To adjust Vons' income statements to reflect the reclassification of approximately $266.1 million of store occupancy costs for the year ended 1996 from costs of goods sold to operating and administrative expense to be consistent with Safeway's income statement presentation.

3. To increase goodwill amortization resulting from the allocation of the purchase price of Vons by $28.4 million for the year ended 1996. Goodwill is amortized over 40 years.

4. To reflect the pro forma impact of approximately $1,376 million in bank borrowings at an interest rate per annum of 6.0% to effect the Repurchase. The effect of a 1/8 percent change in the interest rate would be approximately $1.7 million for the year ended 1996.

5. To eliminate Safeway's equity in earnings of Vons. The remaining balance represents Safeway's equity in the earnings of Casa Ley, S.A. de C.V. which is recorded on a one-quarter delay basis.

6. To record the tax effect of all pro forma adjustments except goodwill amortization, which is not deductible.

7. Pro forma earnings per common share and common share equivalent is computed on the basis of Safeway's weighted average Common Stock and common stock equivalents outstanding after giving effect to (i) the issuance of 41.6 million additional shares of Safeway Common Stock and the issuance of 1.6 million common stock equivalents (1.2 million for primary) in order to consummate the Merger and (ii) the Repurchase of 32.0 million shares from a partnership controlled by an affiliate of KKR.

8. To adjust Vons' balance sheet to preliminary estimates of fair value based on Safeway's step-acquisition of an additional 65.6% of Vons, and to reflect purchase accounting adjustments to conform Vons' accounting methods to those of Safeway. These adjustments consist of the following: adjusting inventory to eliminate a $24.3 million LIFO reserve, eliminating a $6.7 million unrecognized net loss on pension assets, and adjusting claims and other liabilities by $8.7 million to eliminate unrecognized net gain on post-retirement liabilities and by $17.0 million to reduce Vons' accrued self-insurance liability to a discounted basis (consistent with Safeway's accounting policy). Also includes a net $23.0 million adjustment to provide deferred taxes on each of the foregoing balance sheet adjustments as well as adjustment 10 below.

9. To increase Safeway's equity investment in Vons to reflect Safeway's $12.2 million equity earnings in Vons' fourth quarter 1996 earnings. (Safeway records equity from earnings in unconsolidated affiliates on a one quarter delay basis).

10. To eliminate Safeway's adjusted $298.6 million equity in Vons, including a reclassification to increase goodwill by $44.4 million for net goodwill included in Safeway's equity investment in Vons.

11. To record Safeway's purchase of Vons outstanding common stock not owned by Safeway prior to the Merger, which increases common stock by $0.4 million and additional paid in capital by $1,693 million, and to record an estimated accrued liability of $25.0 million for related transaction costs. Includes adjustments to reduce Vons' common stock, additional paid in capital and retained earnings by $4.4 million, $353.4 million and $380.6 million, respectively.

12. To record the Repurchase (32.0 million shares of Safeway stock at $43.00 per share) and incurrence of related debt.